Exhibit 5.1

February 23, 2021

Skillz Inc.
P.O. Box 445
San Francisco, California 94104

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Skillz Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale of: (A) the following shares of stock issuable pursuant to the terms and in the manner set forth in the Company’s 2020 Omnibus Incentive Plan (the “Omnibus Plan”): (i) up to 54,256,972 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and up to 12,077,144 shares of Class A Common Stock issuable under the Omnibus Plan upon the conversion of shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock”); (ii) up to 12,077,144 shares of Class B Common Stock; (iii) up to 26,480,089 shares of Class A Common Stock underlying stock option awards that were granted as “substitute awards” under the Omnibus Plan; and (iv) up to 7,024,488 shares of Class B Common Stock underlying stock option awards that were granted as “substitute awards” under the Omnibus Plan (collectively, the “Omnibus Plan Shares”); and (B) up to 7,851,394 shares of Class A Common Stock issuable pursuant to the terms and in the manner set forth in the Company’s 2020 Employee Stock Purchase Plan (the “ESPP Shares,” and collectively with the Omnibus Plan Shares, the “Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and such matters of law, that we considered necessary or appropriate as a basis for the opinions. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the third amended and restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the amended and restated bylaws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Omnibus Plan and the ESPP (collectively, the “Plans”), (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plans, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plans, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP